                                                                    EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the following Registration Statement of Park-Ohio Industries, Inc., for the registration of its senior subordinated notes due 2007 of our report dated February 15, 1999 relating to the consolidated financial statements of Park-Ohio Industries, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 1998.

                                                                                            Shares/Dollars
Registration Statement                          Description                                   Registered
----------------------          ---------------------------------------------------        ----------------
Form S-4 (333-43005)            Senior Subordinated Notes due 2007                           $150,000,000



                                           /s/ Ernst & Young LLP

Cleveland, Ohio
March 30, 1999